EXHIBIT 5.5
                                FOLEY & LARDNER

                                ATTORNEYS AT LAW
BRUSSELS                       POST OFFICE BOX 240                       ORLANDO
CHICAGO                   JACKSONVILLE, FLORIDA 32201-0240            SACRAMENTO
DENVER                        THE GREENLEAF BUILDING                   SAN DIEGO
DETROIT                          200 LAURA STREET                  SAN FRANCISCO
JACKSONVILLE              JACKSONVILLE, FLORIDA 32202-3510           TALLAHASSEE
LOS ANGELES                   TELEPHONE (904) 359-2000                     TAMPA
MADISON                       FACSIMILE (904) 359-8700          WASHINGTON, D.C.
MILWAUKEE                                                        WEST PALM BEACH

                                January 22, 2001


Regency Centers, L.P.
121 West Forsyth Street
Suite 200
Jacksonville, Florida   32202

         Re:      Registration Statement on Form S-3

Gentlemen:

         This opinion is being furnished in connection with the Registration Statement on Form S-3 (333-72899) and the Registration Statement on Form S-3 (333-53868), each of Regency Centers, L.P. (the "Issuer") and Regency Realty Corporation, as guarantor ("Regency"), under the Securities Act of 1933, as amended (the "Securities Act"), for the issuance of (a) $220,000,000 aggregate principal amount of 7.95% Notes Due January 15, 2011 of the Issuer (the "Notes") and (b) the guarantee of Regency with respect to the Notes (the "Guarantees"), to be issued against payment therefor.

         In connection with the issuance of such securities, we have examined and are familiar with: (a) the agreements of limited partnership of the Issuer, as presently in effect, (b) the articles of incorporation and bylaws of Regency, as presently in effect, (c) the proceedings of and actions taken by the Board of Directors of Regency, as general partner of the Issuer, in connection with the issuance and sale of the Notes, (d) the proceedings of and actions taken by the Board of Directors of Regency, on its own behalf, in connection with the issuance of the Guarantees and (e) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

         1. The Notes have been duly authorized, and when duly executed, authenticated, issued and delivered against payment therefor, will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.


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Regency Centers, L.P.
January 22, 2001
Page 2



         2. The Guarantees have been duly authorized, and when duly executed, issued and delivered by Regency and, when the Notes have been issued and authenticated, will constitute valid and legally binding obligations of Regency enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

         We hereby consent to the inclusion of this opinion as Exhibit 5.4 in said Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus and any supplements thereto. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Sincerely,

                                       FOLEY & LARDNER



                                       By:  /s/ Linda Y. Kelso
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